UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2008

Popular, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	0-13818	66-0667416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 MUNOZ RIVERA AVE, POPULAR CENTER BUILDING, HATO REY , Puerto Rico		00918
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-765-9800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 25, 2008 and October 1, 2008, Popular, Inc. ("Popular") issued an aggregate principal amount of $75,000,000 of its 7.00% Notes due 2011 (the "7.00% Notes") and $25,000,000 of its 6.66% Notes due 2011 (the "6.66% Notes" and collectively with the 7.00% Notes, the "Notes") in a private offering to certain institutional investors pursuant to Rule 144A under the Securities Act of 1933. The Notes bear interest at fixed rates and mature on September 26, 2011. The interest rates on the Notes are subject to adjustment based on changes in the senior debt rating of Popular, Inc. and the holders of the 6.66% Notes have the right to require Popular to purchase the 6.66% Notes on each quarterly interest payment date beginning on September 25, 2010. The holders of the 7.00% Notes do not have any repurchase rights.

Copies of the Supplemental Indentures with respect to the Notes are being filed as exhibits to this Current Report on Form 8-K as Exhibits 99.1 and 99.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Fourth Supplemental Indenture, dated September 25, 2008
Exhibit 99.2 Fifth Supplemental Indenture, dated September 25, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.

October 1, 2008	By:	Ileana Gonzalez

Name: Ileana Gonzalez
Title: Senior Vice President and Comptroller

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Exhibit Index

Exhibit No.	Description

99.1	Supplemental Indentured 7.00% notes
99.1	Supplemental Indentured 6.66% notes